Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gorilla Technology Group Inc. of our report dated April 28, 2023 relating to the financial statements, which appears in Gorilla Technology Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan
Republic of China
March 18, 2026